UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	July 31, 2015 (July 29, 2015)
NANOSPHERE, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-33775	36-4339870
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4088 Commercial Avenue, Northbrook, Illinois	60062
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:	(847) 400-9000
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On May 14, 2015, Nanosphere, Inc. (the “Company”) entered into a Loan and Security Agreement (the “Loan Agreement”) with NSPH Funding LLC, an affiliate of Life Sciences Alternative Funding LLC, and SWK Funding LLC, as lenders (together, the “Lenders”) providing for the Lenders to advance term loans in an aggregate amount of up to $30 million (the “Loan”) to the Company. NSPH Funding LLC is also the agent under the Loan Agreement (in such capacity, the “Collateral Agent”).
On May 14, 2015 (the “Closing Date”), the Company drew down $20 million of the Loan. The Loan Agreement included a condition precedent and a post-closing covenant that obligated the Company to raise (i) an aggregate of at least $4 million in net proceeds from equity financings prior to entering into the Loan Agreement and (ii) an aggregate of at least $6 million in net proceeds from either equity financings or licensing or strategic partnership transactions within eight months following the Closing Date (collectively, the “Capital Requirements”), pursuant to which the Company raised an aggregate of $8 million in net proceeds from its preferred stock offerings in May 2015 and June 2015.
On July 29, 2015, the Company and the Lenders entered into the First Amendment to the Loan Agreement (the “Amendment”). The Amendment reduces the Capital Requirements under the Loan Agreement by $2 million and includes the Lenders’ acknowledgement that the Capital Requirements have been fully satisfied.
In consideration of the reduction of the Capital Requirements, the Amendment also provides that the minimum account balance in the Company’s accounts that are subject to a control agreement in favor of the Collateral Agent, which was previously $3.0 million and subject to increase to $4.0 million after the earlier of the funding of the second tranche of the Loan or March 31, 2016, is increased to $4.0 million concurrent with the entry into the Amendment by the Company and the Lenders and shall increase to $5.0 million after the earlier of the funding of the second tranche of the Loan or December 31, 2016.
A copy of the Amendment is filed herewith as Exhibit 10.1 and incorporated herein by reference.
Item 8.01    Other Events.
On July 31, 2015, the Company announced that it would hold its 2015 annual meeting of stockholders (the “Annual Meeting”) on September 30, 2015 at 1:00 p.m. Central Daylight Time at The Hilton Chicago O’Hare Airport, O’Hare International Airport, Chicago IL 60666. The Company’s Board of Directors has fixed the close of business on Wednesday, August 12, 2015, as the record date on which stockholders of record of the Company’s common stock shall be entitled to notice of and to vote at the Annual Meeting.
A copy of the Company’s press release announcing its entry into the Amendment and the details of the Annual Meeting is filed herewith as Exhibit 99.1.

Item 9.01     Financial Statements and Exhibits.
(d) Exhibits

Exhibit Number	Description
10.1	First Amendment to Loan and Security Agreement dated July 29, 2015.
99.1	Press Release of Nanosphere Inc. dated July 31, 2015.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
NANOSPHERE, INC.
(Registrant)
By: /s/ Michael K. McGarrity
Michael K. McGarrity
President and Chief Executive Officer
Date: July 31, 2015

EXHIBIT INDEX

Exhibit Number	Description
10.1	First Amendment to Loan and Security Agreement dated July 29, 2015.
99.1	Press Release of Nanosphere Inc. dated July 31, 2015.